Exhibit (a)(9)

KLA Tencor

Accelerating Yield

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Print Confirmation

Your Election information has been recorded as follows:

Grant Date

Option Number

Option Plan

Exercise Price Per Share

Total Number of Shares Subject to Outstanding Option

Number of Shares Subject to Portion Qualifying as Eligible Option

Amend Entire Eligible Portion?

November 13, 2000

00034601

98

$13.38

7,551

7,551

Yes

No

November 13, 2000

00034602

98

$13.38

449

449

Yes

No

December 27, 2001

00037381

96

$15.29

24,100

24,100

Yes

No

April 10, 2002

00039672

96

$12.21

4,500

2,925

Yes

No

February 21, 2004

F02136

96

$9.31

4,500

1,350

Yes

No

December 17, 2004

F02968

96

$7.66

5,000

1,562

Yes

No

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does no register your election or provide you with an emailed “Election Confirmation Statement” within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via email to Tracy.Laboy@kla-tencor.com.